UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 15, 2004

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Item 8.01 Other Events

Earlier this morning, JPMorgan Chase & Co. (NYSE: JPM) and IBM announced JPMorgan Chase’s plans to reintegrate much of the previously outsourced portions of its technology infrastructure, including data centers, help desks, distributed computing, data networks and voice networks, effective January 1, 2005. Since this contract was still in the early stages of deployment, IBM was continuing to invest in the engagement. On a year-to-year basis for 2005, IBM anticipates that the cancellation of this contract will have a positive impact to IBM earnings per share – with no impact on our full-year model. IBM’s backlog of IT services will be revised accordingly as part of our third quarter earnings announcement.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 15, 2004

	By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel